


                 TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
                              AND SUBSIDIARIES

                                EXHIBIT 11.3

                  COMPUTATION OF EARNINGS PER COMMON SHARE
                  ----------------------------------------


                                       Nine Months Ended             Three Months Ended
                                           July 31,                        July 31,
                                         (Unaudited)                     (Unaudited)
                                   2 0 0 0        1 9 9 9          2 0 0 0        1 9 9 9
                                   -------        -------          -------        -------


Basic earnings:
Net income (loss)              $  (784,117)    $  (108,973)     $    45,262    $   100,731

Shares:
  Weighted common shares
   outstanding                   2,397,292       2,141,801        2,559,458      2,141,801
  Warrants to consultants               --              --               --             --
  Warrants to lender                    --              --               --             --
  Employee and director
   stock options                        --              --               --             --
  Consultant stock options              --              --               --             --
                               -----------     -----------      -----------    -----------

Total weighted shares
 outstanding                     2,397,292       2,141,801        2,559,458      2,141,801
                               -----------     -----------      -----------    -----------

Basic earnings
 per common share              $      (.33)    $      (.05)     $       .02    $       .05
                               ===========     ===========      ===========    ===========

Diluted earnings:
Net income (loss)              $  (784,117)    $  (108,973)     $    45,262    $   100,731

Shares:
  Weighted common shares
   outstanding                   2,397,292       2,141,801        2,559,458      2,141,801
  Warrants to consultants               --              --               --          9,683
  Warrants to lender                    --              --           89,160        243,376
  Employee and director
   stock options                        --              --            2,098          5,767
  Consultant stock options              --              --               --          2,103
                               -----------     -----------      -----------    -----------

Total weighted shares
 outstanding                     2,397,292       2,141,801        2,650,716      2,402,730
                               -----------     -----------      -----------    -----------

Diluted earnings
 per common share              $      (.33)    $      (.05)     $       .02    $       .04
                               ===========     ===========      ===========    ===========

